MCGLADREY & PULLEN, LLP

                  Certified Public Accountants and Consultants

                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use of our report dated January 31, 1997 on the financial statements of Templeton Developing Markets Trust. referred to therein, which appears in the 1996 Annual Report to Shareholders, and which is incorporated herein by reference, in Post-Effective Amendment No. 8 to the Registration Statement on Form N1-A, File No. 33-42163, as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants".


                                      /s/McGladrey & Pullen, LLP

New York, New York
April 21, 1997